CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated as listed in the attached Schedule A, relating to the financial statements and financial highlights which appear in the annual reports to shareholders as listed in the attached Schedule A. We also consent to the references to us under the headings “Financial Highlights” in the Prospectuses, and under the headings “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statements of Additional Information.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

April 19, 2018

Schedule A

Year End	Trust	Fund	Report Date
3/31/2017	Goldman Sachs Trust	Goldman Sachs Long Short Credit Strategies Fund	5/25/2017
3/31/2017	Goldman Sachs Trust	Goldman Sachs Bond Fund	5/25/2017
3/31/2017	Goldman Sachs Trust	Goldman Sachs Core Fixed Income Fund	5/25/2017
3/31/2017	Goldman Sachs Trust	Goldman Sachs Global Income Fund	5/25/2017
3/31/2017	Goldman Sachs Trust	Goldman Sachs Strategic Income Fund	5/25/2017
3/31/2017	Goldman Sachs Trust	Goldman Sachs Dynamic Municipal Income Fund	5/25/2017
3/31/2017	Goldman Sachs Trust	Goldman Sachs High Yield Municipal Fund	5/25/2017
3/31/2017	Goldman Sachs Trust	Goldman Sachs Short Duration Tax-Free Fund	5/25/2017
3/31/2017	Goldman Sachs Trust	Goldman Sachs Enhanced Income Fund	5/25/2017
3/31/2017	Goldman Sachs Trust	Goldman Sachs Government Income Fund	5/25/2017
3/31/2017	Goldman Sachs Trust	Goldman Sachs High Quality Floating Rate Fund	5/25/2017
3/31/2017	Goldman Sachs Trust	Goldman Sachs Inflation Protected Securities Fund	5/25/2017
3/31/2017	Goldman Sachs Trust	Goldman Sachs Short Duration Government Fund	5/25/2017
3/31/2017	Goldman Sachs Trust	Goldman Sachs Short Duration Income Fund	5/25/2017
3/31/2017	Goldman Sachs Trust	Goldman Sachs Short Term Conservative Income Fund (formerly, the Goldman Sachs Limited Maturity Obligations Fund)	5/25/2017
3/31/2017	Goldman Sachs Trust	Goldman Sachs U.S. Mortgages Fund	5/25/2017
3/31/2017	Goldman Sachs Trust	Goldman Sachs Investment Grade Credit Fund	5/25/2017
3/31/2017	Goldman Sachs Trust	Goldman Sachs High Yield Fund	5/25/2017
3/31/2017	Goldman Sachs Trust	Goldman Sachs Local Emerging Markets Debt Fund	5/25/2017
3/31/2017	Goldman Sachs Trust	Goldman Sachs Emerging Markets Debt Fund	5/25/2017
3/31/2017	Goldman Sachs Trust	Goldman Sachs High Yield Floating Rate Fund	5/25/2017
3/31/2017	Goldman Sachs Trust	Goldman Sachs Total Emerging Markets Income Fund (formerly, the Goldman Sachs Dynamic Emerging Markets Debt Fund)	5/25/2017

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